Exhibit 99.1 First Quarter 2019 Financial and operating results for the period ended March 31, 2019 April 30, 2019 Unless otherwise specified, comparisons in this presentation are between 1Q18 and 1Q19. CNO Financial Group | 2017 Investor Day | June 5, 2017 1

Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press releases issued on April 29, 2019, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 2

Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 3

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 4

Web Benefits Design (“WBD”)Transaction Strategic acquisition to accelerate worksite growth . Transaction Summary – Adds leading online benefits administration with best-in-class proprietary technology platform for employer benefits programs – Invests in key growth area within CNO – $66 million purchase price paid with HoldCo cash; represents less than one quarter of FCF – Nominally accretive to earnings by 2020 before inclusion of revenue synergies – Allows use of non-life NOLs – Consistent with acquisition playbook; allows for concurrent share repurchase activity . Strategic Rationale – Accelerates worksite technology capabilities – High margin business; significant source of fee income; benefits ROE – Enhances Washington National’s technology capabilities with proven tested platform in area outside core IT capabilities – Expands Washington National’s market reach; opens door to tech-savvy clients – Creates significant cross-sell opportunities – Limited execution risk as WBD’s management team remains intact CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 5

Quarter in Review • Operating EPS, excluding significant items,1 (adjusted for LTC transaction) up 8% • Growth initiatives progressing; all growth scorecard metrics up Strong • All heath benefit ratios within or better than provided guidance Operational • First year collected premiums up 18% Performance • Annuity collected premiums up 25% • Life and health sales up 2% • Worksite sales up 24% • Returned $63 million to shareholders including $47 million in share repurchases Building on • Accelerated up in quality investment strategy; BBB allocation reduced to 39%, lower equity and CLO exposure Track Record of • Strategic bolt-on acquisition in 2nd quarter Execution • Launched Living Insurance™ product • BV per diluted share (ex. AOCI)1 of $19.76; Operating ROE1, excluding significant items, of 10.5% 1 A non-GAAP measure. See the Appendix for a reconciliation to CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 the corresponding GAAP measure. 6

Growth Scorecard ($ millions) All Growth Scorecard metrics positive compared to same quarter of 2018 2018 2019 % Change 1Q 2Q 3Q 4Q TY 1Q Q/Q New Annualized Premium 1 Life Insurance $36.9 $36.9 $37.4 $36.3 $147.5 $39.7 7.6% Health Insurance 41.2 44.9 44.3 53.3 183.7 40.1 -2.7% Total Life & Health Insurance $78.1 $81.8 $81.7 $89.6 $331.2 $79.8 2.2% Collected Premiums Bankers Life $627.0 $653.4 $635.7 $732.1 $2,648.2 $683.9 9.1% Washington National 176.2 172.8 167.5 176.3 692.8 176.8 0.3% Colonial Penn 75.3 73.8 74.0 75.2 298.3 77.2 2.5% Sub-total 878.5 900.0 877.2 983.6 3,639.3 937.9 6.8% DriveGrowth LTC in run-off 49.6 47.6 44.9 3.7 145.8 3.6 -92.7% Total CNO $928.1 $947.6 $922.1 $987.3 $3,785.1 $941.5 1.4% Annuity Collected Premiums Bankers Life $251.4 $287.0 $270.5 $354.3 $1,163.2 $315.3 25.4% Client Assets in Brokerage and Advisory 2 Bankers Life $1,025.8 $1,081.7 $1,178.2 $1,104.9 $1,104.9 $1,234.4 20.3% the the Right Expand to to Expand Fee Revenue Bankers Life $19.0 $10.0 $10.2 $10.4 $49.6 $25.2 32.6% 1 Measured as 100% of new term life and health annualized premiums and 10% of single premium whole life deposits. 2 Client assets include cash and securities in brokerage and managed advisory accounts. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 7

Segment Update Key Initiatives First Quarter Highlights • First year collected premium up 20% • Total collected premium up 9% Reinvigorate Growth • Health NAP up 1%; Life NAP down 15% • Med Advantage issued policies up 96%; third party fee revenue up 36% • $1.2 billion of total client assets at BD/RIA • Financial Advisor count up 21%; 14% of agent Expand to the Right force dually licensed • Annuity sales up 25% • Average annuity face value up 5% • Quarterly average producing agent count up Reshape the agent force 3% • Positive impact from agent force initiatives and optimize productivity • Agent productivity continued encouraging trend CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 8

Segment Update Key Initiatives First Quarter Highlights • Life sales up 78% and life collected premium up 16% Maintain growth momentum • Quarterly average producing agents up 2% • Restructuring plan underway in Individual business • Entered six underpenetrated territories Expand geographically • $1.2 million in sales from geographic expansion • Life products now 13% of overall sales • Short-term care pilot expanding Enhance product portfolio • Continued sales growth of Hospital Indemnity product • Worksite sales up 24% Advance worksite capabilities • Worksite comprised roughly 50% of Washington National sales CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 9

Segment Update Key Initiatives First Quarter Highlights • NAP up 20% Continue sales growth • Total collected premium up 3% • First year collected premium up 8% Improve sales productivity • Delivered cost effective marketing spend • Technology enhancements driving productivity and expand web/digital gains • Strong results from investments in lead capabilities generation expansion • Living Insurance™ product combination Enhance product portfolio launched CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 10

Excess Capital Allocation Strategy Disciplined and opportunistic 100% deployment to highest and best use over time Organic investments to sustain and grow the core businesses Opportunistic Deployment - Highly selective M&A to expand product offerings or enhance distribution - Share repurchases Dividend payout ratio targeted at 20-25% CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 11

Financial Highlights ($ millions, except where noted) First Quarter 2019 Financial Results 1Q19 • Net income per diluted share of $0.32 1Q18 • Net operating income per diluted share1 of $0.41 $0.44 $0.43 $0.41 $0.41 Earnings on long-term $0.05 $0.05 • Adjusted to remove the earnings from the care ceded block LTC business that was ceded in 3Q18, 1Q18 $0.39 $0.38 Net Operating Income net operating income per share, excluding Per Share¹ significant items1, was $0.38 Net Operating Income Per Share Excluding • Non-operating loss per diluted share of $0.09 Significant Items¹ • Operating ROE1 excluding significant items of 10.5% Net Operating Income1 $73.9 $65.8 • Holding company cash and investments of $230 million Net Operating Income $73.0 $65.8 Excl. Significant Items1 − Opportunistically repurchased $47 million of common stock Weighted Average Shares Outstanding 169.7 162.2 • Estimated consolidated RBC ratio of 416% (in millions) CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 1 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. 12

Segment Results[1] ($ millions)

Segment Adjusted EBIT Excluding Significant Items[2]

	1Q18	2Q18	3Q18	4Q18	1Q19
Bankers Life	$76.7	$90.7	$94.4	$81.1	$63.1
Washington National	$34.3	$25.4	$30.3	$29.7	$30.5
Colonial Penn	($0.4)	$5.4	$6.1	$4.8	($1.4)
Segments Sub-total	$110.6	$121.5	$130.8	$115.6	$92.2
LTC in run-off	$10.5	$8.5	$2.1	$0.3	$2.5
Corporate	($15.5)	($14.0)	($11.8)	($15.3)	$0.8
Total CNO	**$105.6**	**$116.0**	**$121.1**	**$100.6**	**$95.5**

Segment Highlights

- Bankers Life results reflect lower investment earnings from alternatives and higher spend on growth initiatives
- Washington National benefited from stronger underwriting performance offset by lower investment income from alternatives
- Colonial Penn in-force EBIT up 16%, offset by increased cost-effective marketing spend
  - Expect $12-$20 million of EBIT for full-year 2019
- LTC in run-off nearing breakeven; prior period included earnings from ceded LTC business
- Corporate benefited from reversal in 4Q18 market impact on COLI results

1 Results reflect changes we made to our segment reporting in 3Q18. All prior period segment disclosures have been revised to move the long-term care block ceded in 3Q18 from Bankers Life segment to Long-term care in run-off segment.

2 A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

13

Health Margins ($ millions) Bankers Life Medicare Bankers Life Long-term Care Washington National Supplement Benefit Ratio IABR1,2 Supplemental Health IABR1 $193 $192 $192 $190 $191 $151 $152 $152 $156 $156 75.6% 76.0% 73.3% 73.1% 72.3% $64 $64 $64 $64 $64 56.6% 56.9% 79.0% 54.4% 53.8% 53.4% 73.9% 76.3% 74.7% 77.2% 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 1Q18 2Q18 3Q18 4Q18 1Q19 Earned Premium Earned Premium Earned Premium Reported Benefit Ratio Reported IABR Reported Benefit Ratio . Benefit ratio of 72.3%, reflecting . IABR1,2 of 77.2%, reflecting slightly . IABR1 of 53.4%, reflecting seasonal lapse rate higher incurred claims continued premium growth and favorable claims experience . 1% (+/-) = $1.9 million pre-tax . 1% (+/-) = $0.6 million pre-tax . 1% (+/-) = $1.6 million pre-tax . Maintaining benefit ratio guidance . Maintaining IABR1,2 guidance of 74- 1 of 73-77% for 2019 79% for 2019 . Maintaining IABR guidance of 55-58% for 2019 1 Interest-adjusted benefit ratio (IABR); a non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 2 Retained LTC business only 14

Investment Results ($ millions) Average Invested Assets and Cash Quarter Highlights LTC Reinsurance Ceded Assets1 . Decline in invested assets reflects impact of 3Q18 $22,058 LTC reinsurance transaction $21,422 $21,603 $21,751 $21,832 . Income impacted by reduction in asset base, Y/Y decline in income from alternatives (reported with $282.3 $281.9 $286.6 $290.4 Net $270.6 one quarter lag), and lower prepayment income Investment Income . New money rates reflect lower market rates and generally tighter spreads reflected in new money rate progression 1Q18 2Q18 3Q18 4Q18 1Q19 . Significant up in quality strategy reduced BBB, New Money Rate 5.36% 4.80% 4.82% 5.08% 4.45% equity, and CLO equity allocations Earned Yield2: 5.44% 5.40% 5.44% 5.40% 5.02% . Reduced BBB exposure from 45% to 39% of fixed maturity holdings Pre- Pay/Call/Make- $4.4 $3.8 $5.4 $10.9 $2.5 . Drove 9 point increase in 1Q RBC whole Income Alternative Investment $19.9 $12.4 $16.8 $13.0 $5.5 . Expect ~20-25 bps improvement in earned yield in Income 2Q Impairments - - $2.1 $0.5 $2.2 1 Assets ceded in conjunction with reinsurance transaction completed in 3Q18. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 2 Earned Yield excludes assets held in our FHLB matchbook program. 15

Committed to Long-term Shareholder Value Creation Continued progress on strategic initiatives Effectively deploy excess capital Extend depth and breadth of product offerings Leverage diverse distribution channels and unique product combination Expand to the right Enhance customer experience Growth in sales, earnings, FCF, and ROE CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 16

Questions and Answers CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 17

Appendix CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 18

Portfolio Composition (Fair Value as of 3/31/2019) $23 billion of Invested Assets Fixed Maturity Securities by Ratings HY Corporates, Mortgage Loans, 3.3% 6.6% CMO, 3.5% CMBS, 7.9% Municipals, 8.9% NAIC 2, 38.8% ABS, 12.2% NAIC 1, 57.0% Govts/Agency, 1.1% IG Corporates, CDO, 1.2% 47.5% Equities, 0.2% OIA, 4.1% NAIC 3, 3.3% Policy Loans, NAIC 4, 0.9% 0.5% Cash, 3.0% NAIC 5, 0.1% General Approach - Positioned for stable performance across credit - Low impairments through multiple cycles cycle - Lower than average allocation to most higher risk categories – - Emphasizing move up in quality all carefully calibrated - Keen focus on performance management and - Recession stress test scenarios continually updated and results positive selection manageable CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 19

Broker-Dealer and Registered Investment Advisor Disclosures

($ millions)

		2018				2019
		1Q	2Q	3Q	4Q	1Q
Net New Client Assets in Brokerage and Advisory[1]	Brokerage	$12.2	$3.1	$26.3	-$1.1	-$3.0
	Advisory	50.5	49.1	44.2	13.2	35.7
	Total	$62.7	$52.2	$70.5	$12.1	$32.7
Client Assets in Brokerage and Advisory[1] ***at end of period***	Brokerage	$806.7	$813.6	$860.4	$794.1	$861.6
	Advisory	219.1	268.1	317.8	310.8	372.8
	Total	$1,025.8	$1,081.7	$1,178.2	$1,104.9	$1,234.4

1 Client assets include cash and securities in brokerage and managed advisory accounts. Net new client assets includes total inflows of cash and securities into brokerage and managed advisory accounts less outflows. Inflows include interest and dividends and exclude changes due to market fluctuations.

Bankers Life is the marketing brand of various affiliated companies of CNO Financial Group including, Bankers Life and Casualty Company, Bankers Life Securities, Inc., and Bankers Life Advisory Services, Inc. Non-affiliated insurance products are offered through Bankers Life General Agency, Inc. (dba BL General Insurance Agency, Inc., AK, AL, CA, NV, PA). Agents who are financial advisors are registered with Bankers Life Securities, Inc.

Securities and variable annuity products and services are offered by Bankers Life Securities, Inc. Member FINRA/SIPC, (dba BL Securities, Inc., AL, GA, IA, IL, MI, NV, PA). Advisory products and services are offered by Bankers Life Advisory Services, Inc. SEC Registered Investment Adviser (dba BL Advisory Services, Inc., AL, GA, IA, MT, NV, PA). Home Office: 111 East Wacker Drive, Suite 1900, Chicago, IL 60601

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 20

Agent Counts Producing agent count returns to growth; 1 out of every 7 Bankers Life agents is a financial advisor 2018 2019 % Change Bankers Life 1Q 2Q 3Q 4Q 1Q Q/Q Total Quarterly Average Producing Agents 3,999 4,167 4,168 4,177 4,125 3.2% Quarterly Average Financial Advisors 483 499 534 560 583 20.7% Washington National Total Quarterly Average Producing Agents 668 676 710 729 682 2.1% Producing Agents are agents that have submitted at least one policy in the month Financial advisors are agents who are licensed to sell certain securities brokerage products and services Quarterly average agent and advisor counts represent the average of the last 3 months. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 21

Bankers Life Retained Long-term Care Insurance Key Takeaways . Differentiated block of in-force business ─ 55% of policies with benefit periods one year or less ─ 94% of policies with benefit periods less than 4 years ─ 2% of policies with lifetime benefits . New sales (~$25mm annually) focused on short duration products ─ 98% of new sales for policies with 2 years or less in benefits ─ Average benefit period of 10 months ─ New business 25% reinsured since 2008 . Reserve assumptions informed by historical experience ─ No morbidity improvement ─ No mortality improvement ─ Minimal future rate increases ─ Ultimate new money rate recently lowered to 6.00% from 6.50% . Favorable economic profile ─ 2018 Loss Recognition Testing margin of $235 million or ~13% of Net GAAP Liabilities ─ Statutory reserves ~$45 million higher than GAAP reserves ─ Total LTC is just 13% of overall CNO reserves ─ Potential adverse impact from severe stress scenarios is significantly reduced CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 22

Bankers Life Retained Long-term Care Insurance (As of 3/31/2019) % of Policies by Benefit Period Key LTC Data GAAP Reserves $1.84B Greater than 1yr Statutory Reserves $1.89B 2% and <= 4 Yrs Policies In-Force 185,468 Greater Than 4 Average Attained Age 67 years 39% Yrs but Not Life Avg. Daily Benefit $174 55% <= 1Yr % Policies w/Inflation Rider 27.2% 1 4% Life Average Benefit Period 1.6 years 1 Not including policies with lifetime benefits CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 23

2019 Holding Company Liquidity ($ millions) 1Q19 Cash and Investments Balance - Beginning $220.4 Sources Dividends from Insurance Subsidiaries 41.0 Dividends from Non-insurance Subsidiaries 8.0 Management Fees 29.2 Surplus Debenture Interest 12.6 Earnings on Corporate Investments 4.9 Tax Refund 5.8 Total Sources 101.5 Uses Contributions to Non-Insurance Subsidiaries 1.0 Share Repurchases 41.0 Interest Expense 1.0 Common Stock Dividends 16.4 Net Intercompany Settlements and Other 17.7 General Expenses & Other 15.2 Total Uses 92.3 Mark-to-market Changes in Investment Balances 0.2 Cash and Investments Balance - March 31, 2019 $229.8 CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 24

Tax Asset Summary ($ millions) Loss Carryforwards Details $660 . Total estimated economic value of Life $173 NOLs of $339 million @ 10% discount rate (~$2.10 on per share basis) . Life NOLs are expected to offset Non-Life $487 80% of life taxable income until fully utilized. Non-life NOLs are expected to offset 100% of non-life Non-Life $190 taxable income and 35% of the remaining life taxable income not Loss Carryforwards (1) Valuation Allowance offset by life NOLs through 2023. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 1 Excludes $13 million related to state operating loss carryforwards. 25

1Q18 Significant Items

The table below summarizes the financial impact of significant items on our 1Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended March 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 77.5	$ (0.8) (1)	$ 76.7
Washington National	34.3	-	34.3
Colonial Penn	(1.5)	1.1 (2)	(0.4)
Long-term care in run-off	12.0	(1.5) (3)	10.5
Adjusted EBIT from business segments	122.3	(1.2)	121.1
Corporate Operations, excluding corporate interest expense	(15.5)	-	(15.5)
Adjusted EBIT	106.8	(1.2)	105.6
Corporate interest expense	(11.9)	-	(11.9)
Operating earnings before tax	94.9	(1.2)	93.7
Tax expense on operating income	21.0	(0.3)	20.7
Net operating income *	$ 73.9	$ (0.9)	$ 73.0
Net operating income per diluted share*	$ 0.44	$ (0.01)	$ 0.43

(1) Pre-tax earnings in the Bankers Life segment included the $0.8 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

(2) Pre-tax earnings in the Colonial Penn segment included a $1.1 million out-of-period adjustment which increased reserves on closed block payout annuities.

(3) Pre-tax earnings in the Long-term care in run-off segment included the $1.5 million release of long-term care reserves (net of the reduction in insurance intangibles) due to the impact of policyholder actions following rate increases.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

26

4Q18 Significant Items

The table below summarizes the financial impact of significant items on our 4Q18 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2018		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 78.0	$ 3.1 (1)	$ 81.1
Washington National	31.9	(2.2) (1)	29.7
Colonial Penn	4.8	-	4.8
Long-term care in run-off	0.3	-	0.3
Adjusted EBIT from business segments	115.0	0.9	115.9
Corporate Operations, excluding corporate interest expense	(29.7)	14.4 (2)	(15.3)
Adjusted EBIT	85.3	15.3	100.6
Corporate interest expense	(12.1)	-	(12.1)
Operating earnings before tax	73.2	15.3	88.5
Tax expense on operating income	13.4	0.2	13.6
Net operating income *	$ 59.8	$ 15.1	$ 74.9
Net operating income per diluted share*	$ 0.36	$ 0.09	$ 0.45

(1) Adjustments arising from our comprehensive annual actuarial review of assumptions including $3.1 million of unfavorable impacts in the Bankers Life segment and $2.2 million of favorable impacts in the Washington National segment.

(2) $14.4 million unfavorable impact of current market conditions on the value of investments backing our Company-owned life insurance (COLI) used as a vehicle to fund Bankers Life's agent deferred compensation plan. Changes in the value of COLI investments are not subject to income taxes.

* A non-GAAP measure. See pages 28 and 30 for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

27

Quarterly Earnings

($ millions)

	1Q18	2Q18	3Q18	4Q18	1Q19
Bankers Life	$ 77.5	$ 90.7	$ 94.4	$ 78.0	$ 63.1
Washington National	34.3	25.4	30.3	31.9	30.5
Colonial Penn	(1.5)	5.4	6.1	4.8	(1.4)
Long-term care in run-off	12.0	8.5	2.1	0.3	2.5
Adjusted EBIT from business segments	122.3	130.0	132.9	115.0	94.7
Corporate operations, excluding interest expense	(15.5)	(14.0)	(11.8)	(29.7)	0.8
Adjusted EBIT*	106.8	116.0	121.1	85.3	95.5
Corporate interest expense	(11.9)	(11.9)	(12.1)	(12.1)	(12.1)
Operating earnings before taxes	94.9	104.1	109.0	73.2	83.4
Tax expense on period income	21.0	22.2	21.5	13.4	17.6
Net operating income	73.9	81.9	87.5	59.8	65.8
Net realized investment gains (losses) from sales and impairments, net of related amortization	0.5	10.9	37.0	(10.5)	(0.7)
Net change in market value of investments recognized in earnings	(15.7)	(0.3)	(5.3)	(27.5)	16.6
Fair value changes in embedded derivative liabilities, net of related amortization	25.1	8.3	22.9	(0.8)	(29.6)
Fair value changes related to the agent deferred compensation plan	-	11.0	-	0.9	(5.3)
Loss related to reinsurance transaction	-	-	(704.2)	-	-
Other	3.3	(4.2)	0.8	1.8	1.2
Non-operating income (loss) before taxes	13.2	25.7	(648.8)	(36.1)	(17.8)
Income tax expense (benefit):					
On non-operating income (loss)	2.8	5.4	(136.3)	(7.6)	(3.8)
Valuation allowance for deferred tax assets and other tax items	-	-	104.8	3.0	-
Net non-operating income (loss)	10.4	20.3	(617.3)	(31.5)	(14.0)
Net income (loss)	$ 84.3	$ 102.2	$ (529.8)	$ 28.3	$ 51.8

*Management believes that an analysis of earnings before net realized investment gains (losses) from sales and impairments, net change in market value of investments recognized in earnings, fair value changes in embedded derivative liabilities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, other non-operating items, corporate interest expense and taxes ("Adjusted EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) net realized investment gains (losses) from sales and impairments; (2) net change in market value of investments recognized in earnings; (3) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals; (4) fair value changes related to the agent deferred compensation plan; (5) loss related to reinsurance transaction; (6) charges in the valuation allowance for deferred tax assets and other tax items; and (7) other non-operating items consisting primarily of earnings attributable to variable interest entities. The table above provides a reconciliation of Adjusted EBIT to net income.

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

28

Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss related to reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 29

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income(loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	1Q18	2Q18	3Q18	4Q18	1Q19
Net income(loss) applicable to common stock	$ 84.3	$ 102.2	$ (529.8)	$ 28.3	$ 51.8
Non-operating items:					
Net realized investment (gains) losses from sales and impairments, net of related amortization	(0.5)	(10.9)	(37.0)	10.5	0.7
Net change in market value of investments recognized in earnings	15.7	0.3	5.3	27.5	(16.6)
Fair value changes in embedded derivative liabilities, net of related amortization	(25.1)	(8.3)	(22.9)	0.8	29.6
Fair value changes related to the agent deferred compensation plan	-	(11.0)	-	(0.9)	5.3
Loss related to reinsurance transaction	-	-	704.2	-	-
Other	(3.3)	4.2	(0.8)	(1.8)	(1.2)
Non-operating (income) loss before taxes	(13.2)	(25.7)	648.8	36.1	17.8
Income tax (expense) benefit:					
On non-operating (income) loss	(2.8)	(5.4)	136.3	7.6	3.8
Valuation allowance for deferred tax assets and other tax items	-	-	(104.8)	(3.0)	-
Net non-operating (income) loss	(10.4)	(20.3)	617.3	31.5	14.0
Net operating income (a non-GAAP financial measure)	$ 73.9	$ 81.9	$ 87.5	$ 59.8	$ 65.8
Per diluted share:					
Net income(loss)	$ 0.50	$ 0.61	$ (3.22)	$ 0.17	$ 0.32
Net realized investment (gains) losses from sales and impairments (net of related amortization and taxes)	-	(0.05)	(0.18)	0.05	-
Net change in market value of investments recognized in earnings (net of taxes)	0.07	-	0.03	0.13	(0.08)
Fair value changes in embedded derivative liabilities (net of related amortization and taxes)	(0.12)	(0.04)	(0.11)	-	0.15
Fair value changes related to the agent deferred compensation plan (net of taxes)	-	(0.05)	-	-	0.03
Loss related to reinsurance transaction (net of taxes)	-	-	4.01	-	-
Valuation allowance for deferred tax assets and other tax items	-	-	-	0.02	-
Other	(0.01)	0.02	-	(0.01)	(0.01)
Net operating income (a non-GAAP financial measure)	$ 0.44	$ 0.49	$ 0.53	$ 0.36	$ 0.41

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

30

Information Related to Certain Non-GAAP Financial Measures A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): 1Q18 2Q18 3Q18 (a) 4Q18 1Q19 Operating income$ 73.9 $ 81.9 $ 87.5 $ 59.8 $ 65.8 Weighted average shares outstanding for basic earnings per share 167,060 166,098 164,551 164,118 160,948 Effect of dilutive securities on weighted average shares: Stock options, restricted stock and performance units 2,617 1,880 - 1,772 1,241 Weighted average shares outstanding for diluted earnings per share 169,677 167,978 164,551 165,890 162,189 Net operating income per diluted share$ 0.44 $ 0.49 $ 0.53 $ 0.36 $ 0.41 (a) Equivalent common shares of 2,146 were not included in the diluted weighted average shares outstanding due to the net loss recognized in 3Q18. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 31

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. Management believes this adjustment to the December 31, 2017 non-GAAP measure is useful because it removes the tax effects stranded in accumulated other comprehensive income as a result of accounting rules which require the effects of the Tax Reform Act on deferred tax balances to be recorded in earnings, even if the balance was originally recorded in accumulated other comprehensive income.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	1Q18	2Q18	3Q18	4Q18	1Q19
Total shareholders' equity	$ 4,617.2	$ 4,454.9	$ 3,619.9	$ 3,370.9	$ 3,837.9
Shares outstanding for the period	167,354,255	164,433,085	164,634,365	162,201,692	159,955,172
Book value per share	$ 27.59	$ 27.09	$ 21.99	$ 20.78	$ 23.99
Total shareholders' equity	$ 4,617.2	$ 4,454.9	$ 3,619.9	$ 3,370.9	$ 3,837.9
Less accumulated other comprehensive income	(894.3)	(700.2)	(403.5)	(177.7)	(654.9)
Adjusted shareholders' equity excluding AOCI	$ 3,722.9	$ 3,754.7	$ 3,216.4	$ 3,193.2	$ 3,183.0
Shares outstanding for the period	167,354,255	164,433,085	164,634,365	162,201,692	159,955,172
Dilutive common stock equivalents related to:					
Stock options, restricted stock and performance units	2,351,172	1,537,947	2,189,022	1,391,458	1,168,027
Diluted shares outstanding	169,705,427	165,971,032	166,823,387	163,593,150	161,123,199
Book value per diluted share (a non-GAAP financial measure)	$ 21.94	$ 22.62	$ 19.28	$ 19.52	$ 19.76

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

(Dollars in millions)

	1Q18	2Q18	3Q18	4Q18	1Q19
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 64.2	$ 64.0	$ 63.7	$ 63.8	$ 63.7
Benefit ratio before imputed interest income on reserves	116.3%	119.3%	122.5%	117.9%	120.6%
Interest-adjusted benefit ratio	73.9%	76.3%	79.0%	74.7%	77.2%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 16.8	$ 15.1	$ 13.4	$ 16.2	$ 14.5
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 151.3	$ 151.8	$ 152.2	$ 156.0	$ 155.6
Benefit ratio before imputed interest income on reserves	78.3%	80.7%	81.3%	77.7%	77.6%
Interest-adjusted benefit ratio	54.4%	56.6%	56.9%	53.8%	53.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 69.0	$ 65.8	$ 65.6	$ 72.1	$ 72.4

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019

33

Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of net income applicable to common stock before net realized investment gains or losses from sales and impairments, net change in market value of investments recognized in earnings, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, fair value changes related to the agent deferred compensation plan, loss on reinsurance transaction, changes in the valuation allowance for deferred tax assets and other tax items, loss on extinguishment of debt and other non-operating items consisting primarily of earnings attributable to variable interest entities (“net operating income,” a non-GAAP financial measure) is important to evaluate the financial performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because the items excluded from net operating income can be affected by events that are unrelated to the Company’s underlying fundamentals. Management also believes that an operating return, excluding significant items, is important as the impact of these items enhances the understanding of our operating results. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 34

Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); (ii) operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure); and (iii) return on equity are as follows (dollars in millions): Trailing Twelve Months Ended 1Q18 2Q18 3Q18 4Q18 1Q19 Operating income$ 315.0 $ 318.3 $ 329.1 $ 303.1 $ 295.0 Operating income, excluding significant items$ 299.6 $ 309.0 $ 321.8 $ 317.3 $ 310.1 Net Income (loss)$ 197.6 $ 216.4 $ (414.2) $ (315.0) $ (347.5) Average common equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 $ 2,942.5 Average common shareholders' equity$ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 $ 3,918.3 Operating return on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.6% 9.6% 10.2% 9.8% 10.0% Operating return, excluding significant items, on equity, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 9.1% 9.4% 10.0% 10.3% 10.5% Return on equity 4.1% 4.6% -9.1% -7.5% -8.9% (Continued on next page) CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 35

Information Related to Certain Non-GAAP Financial Measures The following summarizes: (i) operating earnings; (ii) significant items; (iii) operating earnings, excluding significant items; and (iv) net income(loss) (dollars in millions): Net Operating Net Operating Income, income, excluding Net excluding significant income (loss) - Net Operating Significant significant items - trailing Net trailing income items (a) items four quarters income (loss) four quarters 2Q17$ 78.6 $ (6.1) $ 72.5 $ 255.9 $ 83.4 $ 398.5 3Q17 76.7 (2.0) 74.7 269.7 100.8 480.7 4Q17 85.8 (6.4) 79.4 288.3 (70.9) 175.6 1Q18 73.9 (0.9) 73.0 299.6 84.3 197.6 2Q18 81.9 - 81.9 309.0 102.2 216.4 3Q18 87.5 - 87.5 321.8 (529.8) (414.2) 4Q18 59.8 15.1 74.9 317.3 28.3 (315.0) 1Q19 65.8 - 65.8 310.1 51.8 (347.5) (a) The significant items have been discussed in prior press releases. (Continued on next page) CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 36

Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to net income (loss) is as follows (dollars in millions): Twelve Months Ended 1Q18 2Q18 3Q18 4Q18 1Q19 Pretax operating earnings (a non-GAAP financial measure)$ 456.7 $ 439.7 $ 432.9 $ 381.2 $ 369.7 Income tax (expense) benefit (141.7) (121.4) (103.8) (78.1) (74.7) Operating return 315.0 318.3 329.1 303.1 295.0 Non-operating items: Net realized investment gains (losses) from sales and impairments, net of related amortization 30.7 34.7 46.3 37.9 36.7 Net change in market value of investments recognized in earnings (4.5) (12.8) (21.2) (48.8) (16.5) Fair value changes in embedded derivative liabilities, net of related amortization 27.0 41.2 61.8 55.5 0.8 Fair value changes and amendment related to the agent deferred compensation plan (12.2) (1.2) 12.2 11.9 6.6 Loss on reinsurance transaction - - (704.2) (704.2) (704.2) Other (5.8) (8.4) (4.3) 1.7 (0.4) Non-operating income (loss) before taxes 35.2 53.5 (609.4) (646.0) (677.0) Income tax expense (benefit): On non-operating income (loss) 10.5 13.3 (128.0) (135.7) (142.3) Valuation allowance for deferred tax assets and other tax items 142.1 142.1 261.9 107.8 107.8 Net non-operating income (loss) (117.4) (101.9) (743.3) (618.1) (642.5) Net income (loss)$ 197.6 $ 216.4 $ (414.2) $ (315.0) $ (347.5) (Continued on next page) CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 37

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 1Q17 2Q17 3Q17 4Q17 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,236.6 $ 3,263.2 $ 3,335.0 $ 3,225.6 Net operating loss carryforwards 640.6 621.6 613.1 409.8 Accumulated other comprehensive income 729.6 894.5 933.6 1,212.1 Common shareholders' equity$ 4,606.8 $ 4,779.3 $ 4,881.7 $ 4,847.5 1Q18 2Q18 3Q18 4Q18 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,318.7 $ 3,366.0 $ 2,705.8 $ 2,687.3 Net operating loss carryforwards 404.2 388.7 510.6 505.9 Accumulated other comprehensive income 894.3 700.2 403.5 177.7 Common shareholders' equity$ 4,617.2 $ 4,454.9 $ 3,619.9 $ 3,370.9 1Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 2,703.4 Net operating loss carryforwards 479.6 Accumulated other comprehensive income 654.9 Common shareholders' equity$ 3,837.9 CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 38

Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): Trailing Four Quarter Average 1Q18 2Q18 3Q18 4Q18 1Q19 Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure)$ 3,275.4 $ 3,298.5 $ 3,232.7 $ 3,086.7 $ 2,942.5 Net operating loss carryforwards 541.7 483.1 441.1 440.4 461.8 Accumulated other comprehensive income 963.0 959.3 868.8 673.2 514.0 Common shareholders' equity$ 4,780.1 $ 4,740.9 $ 4,542.6 $ 4,200.3 $ 3,918.3 CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 39

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)
The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows (dollars in millions):

	1Q18	2Q18	3Q18	4Q18	1Q19
Corporate notes payable	$ 915.1	$ 915.7	$ 916.2	$ 916.8	$ 917.3
Total shareholders' equity	4,617.2	4,454.9	3,619.9	3,370.9	3,837.9
Total capital	$ 5,532.3	$ 5,370.6	$ 4,536.1	$ 4,287.7	$ 4,755.2
Corporate debt to capital	16.5%	17.1%	20.2%	21.4%	19.3%
Corporate notes payable	$ 915.1	$ 915.7	$ 916.2	$ 916.8	$ 917.3
Total shareholders' equity	4,617.2	4,454.9	3,619.9	3,370.9	3,837.9
Less accumulated other comprehensive income	(894.3)	(700.2)	(403.5)	(177.7)	(654.9)
Total capital	$ 4,638.0	$ 4,670.4	$ 4,132.6	$ 4,110.0	$ 4,100.3
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	19.7%	19.6%	22.2%	22.3%	22.4%

CNO Financial Group | First Quarter 2019 Earnings | April 30, 2019 40